UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: September 16, 2008

Montana Mining Corp.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

00-29321 (Commission File Number)	87-0643635 (IRS Employer Identification Number)

Ruairidh Campbell, Chief Executive Officer

1403 East 900 South, Salt Lake City, Utah 84105

(Address of principal executive offices)

(801) 582-9609

     (Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   •     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   •     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02     UNREGISTERED SALE OF EQUITY SECURITIES

On September 16 and 17, 2008 Montana Mining Corp. (“Company”) issued an aggregate of eight hundred and thirty three thousand four hundred and eighteen (833,418) shares of its common stock to two non-US entities and one non-US individual in exchange for a debt settlement in the aggregate amount of eighty three thousand three hundred and forty one dollars and eighty two cents $83,341.82 comprising principal and interest valued at $0.10 a share on seven promissory notes issued in 2006, 2007 and 2008 in reliance on an exemption from registration provided by Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (“Securities Act”). No commissions were paid in connection with this offering.

Regulation S provides generally that any offer or sale that occurs outside of the United States is exempt from the registration requirements of the Securities Act, provided that certain conditions are met. Regulation S has two safe harbors. One safe harbor applies to offers and sales by issuers, securities professionals involved in the distribution process pursuant to contract, their respective affiliates, and persons acting on behalf of any of the foregoing (the “issuer safe harbor”), and the other applies to resales by persons other than the issuer, securities professionals involved in the distribution process pursuant to contract, their respective affiliates (except certain officers and directors), and persons acting on behalf of any of the forgoing (the “resale safe harbor”). An offer, sale or resale of securities that satisfied all conditions of the applicable safe harbor is deemed to be outside the United States as required by Regulation S.

The Company complied with the requirements of Regulation S by having directed no offering efforts in the United States, by offering the securities to offerees who were outside the United States at the time of the offering, and ensuring that the entities and individual to whom the securities were issued were non-U.S. persons with addresses in foreign countries as follows:

HOLDER	AMOUNT	CONVERSION	SHARES	EXEMPTION
First Capital Invest Corp.	$51,406.21	$0.10	514,062	Regulation S
Walter Doyle	$29,422.60	$0.10	294,226	Regulation S
BT Metals Ltd.	$2,513.01	$0.10	25,130	Regulation S

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

Montana Mining Corp.                         Date

By: /s/ Ruairidh Campbell                         September 17, 2008
Name: Ruairidh Campbell
Title: Chief Executive Officer

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